Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 8, 2013, among CVR Refining, LP (the “New Guarantor”), the parent of CVR Refining, LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, Coffeyville Finance Inc., a Delaware corporation (together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein), Wells Fargo Bank, National Association, as collateral trustee, and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 23, 2012, providing for the issuance of 6.500% Second Lien Senior Secured Notes due 2022 (the “Notes”);

WHEREAS, as a result of the Qualified MLP IPO, the Notes are no longer secured notes;

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, Section 9.01(7) of the Indenture provides that, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the security documents to add any additional Guarantor;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in both cases pursuant to Section 7.02(b) of the Indenture, stating that the execution of this Supplemental Indenture is authorized or permitted by the terms of the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The New Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the

Note Guarantee and in the Indenture including but not limited to Article 11 (except for Section 11.04) thereof.

4.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture, the Notes Documents or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

5.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors, the New Guarantor and the Issuers.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CVR REFINING, LP

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

CVR REFINING, LLC

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

COFFEYVILLE FINANCE INC.

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES REFINING &MARKETING, LLC

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES PIPELINE, LLC

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES TERMINAL, LLC

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

WYNNEWOOD ENERGY COMPANY, LLC

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

WYNNEWOOD REFINING COMPANY, LLC

By:	/s/ Susan M. Ball
Name: Susan M. Ball
Title: Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President